CNL Strategic Capital, LLC S-1/A

Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-253295) and related prospectus of CNL Strategic Capital, LLC of our report dated March 19, 2021 on the consolidated financial statements of Roundtable Equity Holdings LLC and Subsidiary for the year ended December 31, 2020 and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

July 13, 2021